EXHIBIT 10.4

Execution Version

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (collectively, this “Agreement”) is entered into as of November 3, 2021, and effective as of November 3, 2021 with respect to Sections 5, 6, 7 and the relevant defined terms in Section 1 only and effective as of December 17, 2021 with respect to all other provisions of the Agreement, by and between Cardboard Box, LLC, a Delaware Limited Liability Company (“Cardboard Box”) and BurgerFi International, Inc., a Delaware corporation (the “Company”).

Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Stock Purchase Agreement, dated as of October 8, 2021, as amended and restated pursuant to that certain Amended and Restated Stock Purchase Agreement, dated as of November 3, 2021 (the “Purchase Agreement”), by and among the Company, Cardboard Box and Hot Air, Inc. (“Hot Air”).

WHEREAS, in order to induce Cardboard Box to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“BFI Consideration Common Shares” means the shares of Common Stock issued pursuant to the Purchase Agreement.

“Cardboard Box” is defined as Cardboard Box, LLC.

“Cardboard Box Securities” means the BFI Consideration Common Shares.

“Closing Date” means the Closing Date described in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means common stock of the Company, par value $0.0001 per share.

“Demand Registration” is defined in Section 2.2.1.

“Demand Holder” is defined in Section 2.2.1.

“Effectiveness Date” means, with respect to the Initial Registration Statement, the 90th calendar day following the Filing Date (or in the event the Registration Statement receives a “full review” by the Commission, the 120th day following the Filing Date) and with respect to any additional Registration Statements which may be required pursuant to Sections 2.2 and 2.3, the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, or the Company is eligible to register the Registrable Securities on Form S-3, the Effectiveness Date as to such Registration Statement shall be the earlier of (i) the fifth Business Day following the date on which the Company is so notified if such date precedes the dates otherwise required above or (ii) the filing date if the Registration Statement is automatically effective; provided, further, that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

“Effectiveness Period” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Filing Date” means, with respect to the Initial Registration Statement, the 75th calendar day following the Closing Date and, with respect to any additional Registration Statements which may be required pursuant to Section 2.1, the earliest practical date on which the Company is permitted by the Commission to file such additional Registration Statement related to the Registrable Securities; provided, however, that, if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

“Form S-3” is defined in Section 2.1.1.

“Holder” or “Holders” means Cardboard Box and any Permitted Assignee.

“Holder Indemnified Party” is defined in Section 4.1.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Initial Registration Statement” means the Registration Statement required to be filed pursuant to Section 2.1.

“Lock-Up” is defined in Section 6.1.

“Maximum Number of Shares” is defined in Section 2.2.4.

“Notices” is defined in Section 7.3.

“Permitted Assignee” means any member of Cardboard Box (or any affiliate thereof) to which Cardboard Box, or any such affiliate, has transferred or distributed Registrable Securities following the Closing Date.

“Piggy-Back Registration” is defined in Section 2.3.1.

“Pro Rata” is defined in Section 2.2.1.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means the BFI Consideration Common Shares. Registrable Securities shall also include any securities of the Company issued as a dividend or other distribution with respect to, in exchange for or in replacement of each of the BFI Consideration Common Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) when: (a) a Registration Statement with respect to the sale of all of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred or distributed by Cardboard Box to a person that is not a Permitted Assignee, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) such Registrable Securities have been previously sold to a third party that is not a Permitted Assignee or an affiliate of the Company in accordance with Rule 144.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder, for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the Holders of Registrable Securities required to be paid by the Company pursuant to Subsection 3.3.

“Selling Stockholder Questionnaire” is defined in Section 2.1.3.

“Shelf Takedown” is defined in Section 2.2.6.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person.

“Underwriter” means, solely for the purposes of this Agreement, a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2.	REGISTRATION RIGHTS.

2.1 Shelf Registration.

2.1.1 On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all or such maximum portion of the Registrable Securities as permitted by the Commission that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-1 (except if the Company is then eligible to register for resale the Registrable Securities on Form S-3, such registration shall be on Form S-3 in accordance herewith (or any successor form to Form S-3, or any similar short-form Registration Statement) (“Form S-3”). Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all such Registrable Securities shall cease to be Registrable Securities upon the occurrence of one or more events described in the definition of Registrable Securities herein (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Business Day. The Company shall, no later than the second Business Day after the effective date of such Registration Statement, file a final prospectus or post-effective amendment thereto with the Commission if required by the rules and regulations of the Commission.

2.1.2 Notwithstanding any other provision of this Agreement, if the rules and regulations of the Commission sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement, the number of Registrable Securities to be registered shall be allocated on a pro rata basis based on the total number of Registrable Securities held by Cardboard Box and by any other Holders (such proportion is referred to herein as “Pro Rata”). In the event of a reduction hereunder, the Company shall give each Holder at least five (5) Business Days prior written notice along with the calculations as to such Holder’s allotment. Promptly after such rules and regulations of the Commission are no longer applicable with respect to some or all of the remaining unregistered Registrable Securities, the Company shall file an additional Registration Statement in accordance with this Section 2 with respect to such shares.

2.1.3 Cardboard Box agrees to furnish to the Company a completed customary selling stockholder questionnaire (the “Selling Stockholder Questionnaire”) within fifteen (15) Business Days following the date of the Closing, or within ten (10) Business Days of the Company’s written request (which may be by email) of Cardboard Box, in the case of a Permitted Assignee, a form of which will be provided by the Company within five (5) Business Days of the date of the Closing. Each Holder further acknowledges and agrees that it shall not be entitled to be named as a selling security Holder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire after the deadline specified in the previous sentence, the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security Holder in the Registration Statement or any pre-effective or post-effective amendment or supplement thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire; provided that the Company shall not be required to file an additional Registration Statement solely for such shares. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement. In the case of a transfer to a Permitted Assignee following the effectiveness of a shelf registration statement described in Section 2.1.1 above, the Company shall use commercially reasonable efforts to ensure that such Permitted Assignee is able to sell Registrable Securities pursuant to such shelf registration statement; provided that the Company shall not be required to file an additional Registration Statement solely for such Permitted Assignee.

2.2 Demand Registration.

2.2.1 Request for Registration. At any time and on or after the Filing Date, Cardboard Box may make a written demand for registration under the Securities Act of all or part of the Registrable Securities held by the Holders (a “Demand Registration”). Any Demand Registration shall specify the number of shares proposed to be sold and the intended method(s) of distribution thereof. As promptly as practicable, but no later than ten (10) days after receipt of the Demand Registration request, the Company will notify all Holders of Registrable Securities of the demand, and each such Holder that wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration (each such Holder a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the Holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4. The Company shall not be obligated to effect more than three (3) Demand Registrations under this Section 2.2.1 in respect of all Registrable Securities.

2.2.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated unless the Commission requires that a new Registration Statement be filed to replace the first Registration Statement, or the Company determines that it is otherwise necessary or desirable to file a new Registration Statement to replace the first filing.

2.2.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such Holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the Holders initiating the Demand Registration, provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by the other Holders who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (on a Pro Rata basis) in accordance with the number of shares that each such Holder has requested be included in such registration, regardless of the number of shares held by each such Holder that can be sold without exceeding the Maximum Number of Shares); (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities as to which “piggy-back” registration under Section 2.3.1 has been requested by the Holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i) and (ii), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.2.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.2.

2.2.6 Delay of Registration. The Company may postpone for up to ninety (90) days the filing or effectiveness of a Registration Statement for a Demand Registration or the filing of a shelf registration statement for the purpose of effecting an offering pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Takedown”) if the Company’s board of directors determines in its reasonable good faith judgment that such Demand Registration or Shelf Takedown would (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar significant transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; or (iv) result in the filing of a Registration Statement that contains stale financial statements under Regulation S-X; provided, that in such event the Holders initiating such Demand Registration shall be entitled to withdraw such request and, if such request for a Demand Registration is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration required to be paid in Section 3.3. The Company may delay a Demand Registration or Shelf Takedown hereunder only once in any period of 12 consecutive months.

2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If, at any time on or after the date hereof, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.2), other than a Registration Statement (i) filed in connection with any employee equity incentive plan, restricted stock, restricted stock unit, stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for a dividend reinvestment plan and/or stock purchase plan, or (iv) securities proposed to be issued in exchange for securities or assets of another entity, then the Company shall (x) give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such Holders may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters for such Piggy-Back Registration. Notwithstanding the provisions set forth in the immediately preceding sentences, the right to a Piggy-Back Registration set forth under this Section 2.3.1 with respect to the Registrable Securities shall terminate when all such Registrable Securities shall cease to be Registrable Securities upon the occurrence of one or more events described in the definition of Registrable Securities herein.

2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders of Registrable Securities in writing that the dollar amount or number of Common Stock which the Company desires to sell, taken together with the Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.3, and the Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then if the registration is undertaken for the Company’s account, the Company shall include in such registration: (i) first, the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), all of the Cardboard Box Securities; (iii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities held by Holders other than holders of Cardboard Box Securities, if any, as to which registration has been requested pursuant to this Section 2.3, Pro Rata; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i),(ii) and (iii), the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons.

2.3.3 Withdrawal. Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Piggy-Back Registration Statement. Notwithstanding any such withdrawal, the Company shall pay the expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.4 Registrations on Form S-3. The Holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3; provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly, but no later than ten (10) days thereafter, give written notice of the proposed registration to all other Holders of Registrable Securities, and, as soon as practicable thereafter (but, in the case of a registration of such Registrable Securities pursuant to section 2.1, subject to the time periods and procedures in Section 2.1), effect the registration of all or such portion of such Holder’s or Holders’

Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.4: (i) if Form S-3 is not available for such offering; or (ii) if the Holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $1,000,000.

2.5 Underwritten Shelf Offering. The Holders may, on up to four (4) occasions after a shelf registration statement becomes effective, deliver a written notice to the Company specifying that the sale of some or all of the Registrable Securities subject to such shelf registration is intended to be conducted through an underwritten offering or block trade or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, so long as the anticipated gross proceeds of such registered offering is not less than fifteen million dollars ($15,000,000) (unless the Holders are proposing to sell all of their remaining Registrable Securities) (in each case, an “Underwritten Shelf Offering”). No Holder may participate in any registration hereunder which is underwritten unless such Holder (a) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Holder and (b) subject to the qualifications in Section 3.1.6, completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. In the event of an Underwritten Shelf Offering:

2.5.1 The Holders of a majority of the Registrable Securities participating in the Underwritten Shelf Offering shall select the managing Underwriter or underwriters to administer the Underwritten Shelf Offering; provided, that the choice of such managing Underwriter or Underwriters shall be subject to the consent of the Company, which is not to be unreasonably withheld, conditioned or delayed.

2.5.2 Notwithstanding any other provision of this Section 2.5, if the managing Underwriter or Underwriters of a proposed Underwritten Shelf Offering advises the board of directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in such Underwritten Shelf Offering exceeds the number which can be sold in such Underwritten Shelf Offering in light of market conditions, the Registrable Securities shall be included on a Pro Rata basis upon the number of securities that each Holder shall have requested to be included in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing Underwriter or Underwriters.

2.6. Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any shelf registration statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any shelf registration statement (a “Shelf Offering”) and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall make commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1. Form. The Company shall prepare and file with the Commission the requisite Registration Statement, which shall comply as to form in all material respects with the requirements of the applicable form and shall include all financial statements required by the Commission to be filed therewith, and use commercially reasonable efforts to cause such Registration Statement to become and remain effective (provided, however, that before filing a Registration Statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the

Holders participating in the planned offering (selected by a majority-in-interest of the Holders, in the case of a registration pursuant to Section 2.1, and selected by the lead managing Underwriter, in the case of a registration pursuant to Section 2.2, and in each case reasonably acceptable to the Company) and the lead managing Underwriter, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement, amendment, prospectus or supplement thereto, to which the applicable Holders or the underwriters, if any, shall reasonably object);

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Holders of Registrable Securities included in such registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Holders of the Registrable Securities included in such registration or legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the Holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders of Registrable Securities included in such Registration Statement (and promptly thereafter file no later than 30 calendar days following the request or event requiring the filing of a supplement or amendment) any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such Holders or their legal counsel shall reasonably object.

3.1.5 State Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and if applicable, and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the registration of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Holders of Registrable Securities included in such registration statement. No Holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Holder’s material agreements and organizational documents, and with respect to written information relating to such Holder that such Holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters (if applicable), attorneys, accountants and potential investors. In addition, if the registration involves the registration of Registrable Securities in an underwritten offering the Company shall use commercially reasonable efforts to obtain an opinion and a negative assurance letter from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any.

3.1.8 Records. The Company shall make available for inspection by the Holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9 Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any registration to be listed on the Nasdaq Stock Market or, if no such similar securities are then listed or designated, in a manner satisfactory to the Company and the Holders of a majority of the Registrable Securities included in such registration.

3.1.10 Road Show. If the registration involves the registration of Registrable Securities in an underwritten offering, the Company shall use its commercially reasonable efforts to make available senior executives of the Company to participate in customary road show presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.1.11 Stop Orders. The Company shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement.

3.2 Obligation to Suspend Use of the Prospectus. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), each Holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Company has filed the supplemented or amended prospectus contemplated by Section 3.1.4(iv), and, if so directed by the Company, each such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses, except for Selling Expenses, incurred in connection with the filing of the Registration Statement(s) pursuant to Section 2.1 and Section 2.2, any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form S-3 effected pursuant to Section 2.4, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.9; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any required opinions or comfort letters); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by the Holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts or selling commissions shall be borne by such Holders.

3.4 Information. The Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls a Holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Holder Indemnified Party”), from and against any expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed), losses, judgments, claims, damages or liabilities, whether joint or several, actions or proceedings (whether commenced or threatened) arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action whether or not any such person is a party to any such claim or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein.

4.2 Indemnification by Holders of Registrable Securities. Subject to the limitations set forth in Section 4.4.3 hereof, each selling Holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each other selling Holder and each other person, if any, who controls another selling Holder within the meaning of the Securities Act, against any expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Holder’s consent, which consent shall not be unreasonably withheld or delayed), losses, claims, judgments, damages or liabilities, whether joint or several, actions or proceedings (whether commenced or threatened), insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written advice of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.4.4 The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

4.4.5 The indemnification and contribution required by this Section 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. The indemnified party shall reimburse the indemnifying party for any payment made under this Section 4 to the extent such indemnified party is determined not to be entitled to indemnification hereunder for Losses.

5. RULE 144.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

6. LOCK-UP.

6.1 Locked-Up Company Securities. Notwithstanding any other provision in this Agreement, each Holder of BFI Consideration Common Shares shall not, subject to the exception in the last sentence of this Section 6.1, Transfer any such shares of Common Stock beneficially owned or owned of record by such Holder pursuant to a Registration Statement filed in accordance with this Agreement or in any other manner until the date that is twelve (12) months from the date hereof, subject to (i) earlier expiration of the restrictions on Transfer hereunder as follows: (A) 30% of the BFI Consideration Common Shares may be Transferred, if after the Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $23.00 per share, (B) 30% of the BFI Consideration Common Shares may be Transferred, if after the Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $25.00 per share, and (C) 40% of the BFI Consideration Common Shares may be Transferred, if after the Closing, the last reported closing price of the common stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $28.00 per share; and (ii) all applicable holding periods and requirements under the Securities Act of 1933, as amended and the rules and regulations thereunder. Furthermore, the holders of the BFI Consideration Common Shares will not transfer, hypothecate, or pledge either their BFI Consideration Common Shares as of the Closing Date or the economic benefits thereof (other than in accordance with the laws of descent) for 180 days from the Closing (this Section 6.1 constituting the “Lock-Up”). Notwithstanding the foregoing, Cardboard Box may Transfer Registrable Securities to any Permitted Assignee during the Lock-Up, provided that such transferee enters into a written agreement with the Company agreeing to be bound by the restrictions of the Lock-Up

7. MISCELLANEOUS.

7.1 Other Registration Rights. The Company represents and warrants that (a), except for the registrable securities disclosed in and registered for resale pursuant to, the Company’s registration statement on Form S-1, as amended (File No. 333-255667) and the Registration Rights Agreement, dated December 16, 2020, among the Company and the holders party thereto, and Form S-8 registration rights of certain holders of shares of Common Stock issued by the Company in exchange for outstanding options of Hot Air pursuant to the Purchase Agreement, no person, other than the Holders of the Registrable Securities, has any right to require the Company to register any of the Company’s equity securities, or securities exercisable for or exchangeable into Company equity securities in any registration filed by the Company for the sale of equity securities for its own account or for the account of any other person and (b) neither the execution, delivery or performance by the Company of this Agreement does or will constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any breach of any contract or agreement to which the Company is a party.

7.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part (except in a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction). This Agreement and the rights, duties and obligations of the Holders of Registrable Securities hereunder may be freely assigned or delegated by such Holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder to a Permitted Assignee; provided, that such assignee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a party whereupon such assignee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such assignee was originally included in the definition of a Holder herein and had originally been a party hereto. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the Permitted Assignees of the Holders or Holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Subsection 7.2.

7.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, e-mail, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, e-mail, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

105 U.S. HIGHWAY ONE

NORTH PALM BEACH, FL 33408

Attn: Michael Rabinovitch

Email: mike@burgerfi.com

with a copy to (which shall not constitute notice):

Lionheart Equities, LLC

4218 NE 2nd Avenue

Miami, Florida 33137

Attention: General Counsel

Email: notices@lheartequities.com

And to:

Holland & Knight LLP

701 Brickell Avenue, Suite 3300

Miami, Florida

Attn: Enrique Conde, Esq. and Bradley Houser, Esq.

Email: Enrique.Conde@hklaw.com; bradley.houser@hklaw.com

To a Holder, to the address set forth below such Holder’s name on Exhibit A hereto.

7.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

7.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written. Furthermore, this Agreement supersedes any and all other registration rights agreements between the Company and any Holder that is a party hereto.

7.7 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon the Company unless executed in writing by the Company. No amendment, modification or termination of this Agreement shall be binding upon the Holders of the Registrable Securities unless executed in writing by the Holders of the majority Registrable Securities.

7.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

7.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

7.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holder or any other Holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

7.11 Governing Law/Venue. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction. Any legal suit, action or proceeding arising out of or based upon this agreement, the other additional agreements or the transactions contemplated hereby or thereby may be instituted in the Federal courts of the United States of America or the courts of the State of Delaware, in each case located in the City of Wilmington, New Castle County, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

7.12 Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE HOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

BURGERFI INTERNATIONAL, INC.

By;	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Executive Chairman

HOLDER:
CARBOARD BOX LLC a Delaware Limited Liability Company

By;	/s/ Matthew Leeds
Name:	Matthew Leeds
Title:	Vice President

EXHIBIT A

Name and Address of Holder

Holder	Address	Legal Counsel (If Applicable)
Cardboard Box, LLC	599 West Putnam Avenue Greenwich, CT 06830 Attention: Andrew Taub; Matt Leeds; Dan Reid Email: andrew.taub@lcatterton.com; matt.leeds@lcatterton.com; legalnotice@lcatterton.com	Proskauer Rose, LLP Eleven Times Square New York, NY 10036-8299 Attention: Michael E. Callahan; Matt O’Loughlin Email: mcallahan@proskauer.com; moloughlin@proskauer.com